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                                                                   Exhibit 9(c)

                        ALLSTATE LIFE INSURANCE COMPANY

                         LAW AND REGULATION DEPARTMENT
                         3100 Sanders Road, Suite J5B
                          Northbrook, Illinois 60062
                        Direct Dial Number 847-402-2271
                            Facsimile 847-326-6742

Susan L. Lees
Director, Senior Vice President,
Secretary and General Counsel

                                April 24, 2009

TO:    ALLSTATE LIFE INSURANCE COMPANY
       NORTHBROOK, ILLINOIS 60062

FROM:  SUSAN L. LEES
       DIRECTOR, SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:    POST-EFFECTIVE AMENDMENT NO. 5 ON FORM N-4
       UNDER THE SECURITIES ACT OF 1933
       FILE NO. 333-121693

With reference to the Post-Effective Amendment No. 5 on Form N-4 filed by Allstate Life Insurance Company (the "Company") with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as AIM Lifetime Plus II Variable Annuity (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

    1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

    2. The securities registered by the above Post-Effective Amendment when issued will be valid, legal, and binding obligations of the company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Post-Effective Amendment and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Post-Effective Amendment to the Registration Statement.

Sincerely,

/s/ SUSAN L. LEES
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Director, Senior Vice President,
Secretary and General Counsel